Exhibit 24
POWER OF ATTORNEY
(Re: Second Amended and Restated 2007 Stock and Long-Term Incentive Plan)
     Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Donald R. Kimble and Stephen D. Steinour, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to 17,500,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s Second Amended and Restated 2007 Stock and Long-Term Incentive Plan, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of July 21, 2010.
DIRECTORS/OFFICERS:

Signature	Title
/s/ Stephen D. Steinour	Chairman, Chief Executive Officer, President,
Stephen D. Steinour	and Director (Principal Executive Officer)

/s/ Donald R. Kimble	Senior Executive Vice President and Chief Financial Officer

Donald R. Kimble	(Principal Financial Officer)

/s/ David S. Anderson	Executive Vice President and Controller

David S. Anderson	(Principal Accounting Officer)

/s/ Don M. Casto III	Director

Don M. Casto III

/s/ Michael J. Endres	Director

Michael J. Endres

/s/ John B. Gerlach, Jr.	Director

John B. Gerlach, Jr.

/s/ D. James Hilliker	Director

D. James Hilliker

/s/ David P. Lauer	Director

David P. Lauer

Signature	Title
/s/ Jonathan A. Levy	Director

Jonathan A. Levy

/s/ Wm. J. Lhota	Director

Wm. J. Lhota

Director

Gene E. Little

/s/ Gerard P. Mastroianni	Director

Gerard P. Mastroianni

/s/ Richard W. Neu	Director

Richard W. Neu

/s/ David L. Porteous	Director

David L. Porteous

/s/ Kathleen H. Ransier	Director

Kathleen H. Ransier

/s/ William R. Robertson	Director

William R. Robertson